Exhibit 99(g)

ANNUAL SERVICER'S CERTIFICATE

HOUSEHOLD FINANCE CORPORATION

HOUSEHOLD AFFINITY FUNDING CORPORATION III

HOUSEHOLD AFFINITY CREDIT CARD MASTER TRUST I

The undersigned, a duly authorized representative of Household Finance Corporation, as Servicer ("Household Finance Corporation"), pursuant to the Transfer and Servicing Agreement, dated as of February 18, 2003 (as amended and supplemented, the "Agreement"), among Household Affinity Funding Corporation III, as transferor, Household Finance Corporation, as Servicer, and Household Affinity Credit Card Master Note Trust I, as Issuer, does hereby certify that:

    Household Finance Corporation is, as of the date hereof, the Servicer under the

    Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

    The undersigned is an Authorized Officer who is duly authorized pursuant to the

    Agreement to execute and deliver this Certificate to the Trustee.

    A review of the activities of the Servicer during the calendar year ended December

31, 2003 and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2003, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

N O N E

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th day of March, 2004.

HOUSEHOLD FINANCE CORPORATION,

as Servicer,

By: /s/ Steven H. Smith

Steven H. Smith

Assistant Treasurer

HAFCO III